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                                                                    EXHIBIT 99.1

                                                                   PRESS RELEASE

                                                 INVESTOR CONTACT: JOHN CUMMINGS
                                                                    415-343-1525
                                                              JCUMMINGS@PETS.COM

       PETS.COM ANNOUNCES PLANS TO WIND DOWN ONLINE PET RETAIL OPERATIONS
                                 AND SELL ASSETS

         SAN FRANCISCO--November 7, 2000--Pets.com (Nasdaq: IPET), the leading online pet retailer, announced today that it will begin the orderly wind down of its operations. In addition, it announced the layoff of approximately 255 of its 320 employees. The company plans to sell the majority of its assets, including inventory, distribution center equipment, URLs, content and its Sock Puppet brand icon and other intellectual property.

         The announcement came after a lengthy and exhaustive effort to both raise capital, dating back to early summer, or more recently, to sell the company outright. Merrill Lynch was engaged to assist the company in its efforts and assisted in contacting more than 50 domestic and international strategic and financial prospects on its behalf. The company worked to maximize business efficiencies and eliminate as many operating expenses as was prudent to conserve cash and to provide more time to examine all options. In the end, however, the result of these efforts was insufficient as no party was prepared to provide capital or acquire the company. In fact, out of the more than 50 prospects contacted, fewer than 8 were even prepared to visit with the company.

         "I am deeply saddened by this event and regret that we will not be able to continue our commitment to our customers to provide the very best buying experience on the Internet", said Julie Wainwright, Chairman & CEO. "It is well known that this is a very, very difficult environment for business to consumer Internet companies. With no better offers and avenues


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effectively exhausted, we felt that the best option was an orderly wind down with the objective to try to return something back to the shareholders. We truly feel that we conducted a lengthy, thorough and thoughtful process to try to maximize shareholder value."

         "We thank our nearly 570,000 customers and hope that you enjoyed your experience with us, whether it was to read our informative content, or to purchase toys and food to delight your animal friends. Your feedback, patronage, and passion for pets inspired us to excel daily. For those of you with outstanding orders, we would refer you to our web-store for more information. And to the employees, I want to thank you for your dedication. The entire team represents the best group of people I have ever worked with."

About Pets.com

         Pets.com (Nasdaq:IPET) is the leading online provider of pet products, information and resources as ranked by Media Metrix, Nielsen//NetRatings, Gomez, PC Data Online and NextCard eCommerce Index. With nearly 570,000 customers, the Company enjoys a high repeat rate and strong customer dedication. The company has offered a broad selection of SKU's, comparing favorably to the product selection of pet superstores, specialty stores and grocery stores to offer customers a convenient, one-stop shopping experience. Products are shipped from two modern distribution facilities, one in the San Francisco Bay Area and one in the Indianapolis area. In addition, at Pets.com, pet owners can find authoritative information from pet experts and veterinarians, pet sitters and more. Pets.com is based in San Francisco, CA, and is led by a team of e-commerce, operating and pet industry experts.

Forward Looking/Cautionary Statements

Except for the historical information contained herein, the matters discussed in this press release are forward-looking statements within the meaning of Section 21(e) of the Securities Exchange


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Act of 1934 that involve risks and uncertainties that could cause Pets.com's actual results to differ materially from those contained in such forward-looking statements. Accordingly, you should not place undue reliance on these forward-looking statements, which apply only as of the date of this press release. Many of the statements set forth in this press release are subject to the risks and uncertainties discussed below and in Pets.com's registration statement on Form S-1 and its periodic reports as filed with the Securities and Exchange Commission. Pets.com may not be able to find qualified buyers for its assets at prices necessary to generate cash to satisfy its current and future obligations. Furthermore, because many of Pets.com's assets, particularly its intellectual property, will decline in value over time, Pets.com may not be able to consummate the sale of these assets in time to generate meaningful value. In addition, Pets.com may not be able to negotiate the orderly wind down of its obligations to creditors. These include, without limitation, long term contractual payment and performance obligations associated with Pets.com's building and facilities leases, business agreements with third parties, and agreements with vendors and shipping services. As a result of these and other risks, Pets.com may not be able to generate meaningful cash, or any cash, which could be returned to its shareholders, and the timing of any distribution is uncertain at this time. Pets.com does not undertake any obligations to publicly update any forward-looking statements to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

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